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                                                                     EXHIBIT 5.1


                 [Letterhead of Vedder, Price, Kaufman & Kammholz]



                                 August 31, 2000



America West Airlines, Inc.
51 W. Third Street
Tempe, Arizona 85281

RE:      AMERICA WEST AIRLINES PASS THROUGH CERTIFICATES, SERIES 2000-1 EETC

Ladies and Gentlemen:

         We have acted as your special New York counsel in connection with the referenced matter. You have asked us to provide you with an opinion in connection with the filing of a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in respect of the registration under the Securities Act of the Pass Through Certificates, Series 2000-1C (the "New Class G Certificates") and the Pass Through Certificates, Series 2000-1G (the "New Class G Certificates" and, together with the New Class G Certificates, the "New Certificates"), to be offered in exchange for all outstanding Pass Through Certificates, Series 2000-1C and Series 2000-1G (collectively, the "Old Certificates"). Each of the New Class G Certificates and the New Class C Certificates represents or will represent a fractional undivided interest in the following corresponding pass through trusts: the America West Airlines Pass Through Trust, Series 2000-1G-O, the America West Airlines Pass Through Trust, Series 2000-1G-S, the America West Airlines Pass Through Trust, Series 2000-1C-O and the America West Airlines Pass Through Trust, Series 2000-1C-S (collectively, the "Trusts"). The Trusts were formed pursuant to four separate pass through trust agreements, each dated as of July 7, 2000 (collectively, the "Pass Through Trust Agreements"), between America West Airlines, Inc. ("America West" or the "Company") and Wilmington Trust Company, as pass through trustee under each Trust (the "Trustee"). In its individual capacity, Wilmington Trust Company is herein referred to as "Wilmington Trust".

         In connection with this opinion letter, we have examined the Registration Statement, including the Prospectus that forms a part of the Registration Statement. We have also examined executed counterparts, forms or copies otherwise identified to our satisfaction of the following documents: the Pass Through Trust Agreements, the Exchange and Registration Rights
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America West Airlines, Inc.
August 31, 2000
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Agreement, dated July 7, 2000 (the "Registration Rights Agreement"), and the
forms of Old Certificates and New Certificates, each filed as an exhibit to the Registration Statement (collectively, the "Documents"). We have also examined and relied on originals or copies of such other documents, such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein and such other instruments as we have deemed necessary or appropriate for the purposes of this opinion. We have assumed that (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective, (ii) the Pass Through Trust Agreements have been qualified under the 1939 Act and (iii) all Pass Through Certificates issued have been issued and sold in compliance with applicable federal and state securities and blue sky laws and solely in the manner stated in the Registration Statement. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the Documents.

         Based on the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that, in our opinion, when issued in exchange for the Old Certificates pursuant to the Registration Rights Agreement and authenticated pursuant to the Pass Through Trust Agreements, the New Certificates will be legal, valid and binding obligations of the Trusts, enforceable against the Trusts in accordance with their terms and the terms of the Pass Through Trust Agreements and will be entitled to the benefits of the Pass Through Trust Agreements.

         The foregoing opinion is subject to the following assumptions, exceptions and qualifications:

         A. The foregoing opinion regarding enforceability of any document are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, receivership and similar laws relating to or affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered and applied in a proceeding in equity or at law).

         B. Except in the case of America West and the Trustee or Wilmington Trust, we have assumed the due authorization, execution and delivery by each of the parties thereto of the Documents to which each is a party and that each of such parties has the full power, authority and legal right to execute, delivery and perform each such document. We have relied on the opinions of Linda M. Mitchell, Vice President and General Counsel of America West, and of Morris, James, Hitchens &
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America West Airlines, Inc.
August 31, 2000
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Williams in respect of the due authorization, execution and delivery by America
West and the Trustee or Wilmington Trust, respectively, of the Documents to which each is a party and of their respective power, authority and legal right to execute, deliver and perform such documents.

         C. We have assumed that all signatures on documents and instruments examined by us are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the headings "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.


                                      Very truly yours,


                                      /s/ Vedder Price Kaufman & Kammholz